SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 30, 2005
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                              American Dairy, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

   C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu,
                    Beijing, The People's Republic of China
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                    (Address of principal executive offices)

                                011-0452-4312688
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              (Registrant's telephone number, including area code)

                                       N/A
 ------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)

         Utah                   000-27351                    87-0445575
   ---------------            ------------               ------------------
   (State or other            (Commission                 (I.R.S. Employer
   jurisdiction of            File Number)               Identification No.)
   incorporation)

Item 3.02.    Unregistered Sales of Equity Securities

      Effective June 30, 2005, American Dairy, Inc. (the "Company") closed an unregistered offering of two of its Series B Convertible Notes in the total amount of $5,000,000 that bear interest at 7.5% per annum for a term of two years, which are convertible into the Common Stock of the Company at $10.00 per share at any time during the two-year term of the notes.

      The Company has received payment of $2,500,000 (U.S.), and expects to receive the second payment of $2,500,000 (U.S.) on or before August 14, 2005.

      The sale was made to one accredited institutional investor, as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1033, as amended (the "Act"). The offering was made in reliance upon an exemption from registration under Section 4(2) of the Act.

      The proceeds will be used primarily towards the payment of the costs of acquisitions by the Company, and for working capital.


                                   Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005                   American Dairy, Inc.
                                     a Utah corporation

                                     By: /s/ Leng You-Bin
                                        --------------------------
                                        Leng You-Bin
                                        Chief Executive Officer and President